UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2025

STEELCASE INC.

(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 44th Street SE Grand Rapids, Michigan		49508
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (616) 247-2710

None

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	SCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the previously announced pending acquisition (the “Acquisition”) of Steelcase Inc., a Michigan corporation (the “Company” or “Steelcase”), by HNI Corporation, an Iowa corporation (“HNI”), HNI is offering to exchange (the “Exchange Offer”) any and all outstanding 5.125% Senior Notes due 2029 (the “Existing Steelcase Notes” as issued by Steelcase and held by eligible holders), for up to $450,000,000 aggregate principal amount of new notes to be issued by HNI, pursuant to the terms and conditions set forth in HNI’s confidential offering memorandum and consent solicitation statement, dated September 26, 2025 (“Consent Solicitation”).

In conjunction with the Exchange Offer, HNI, on behalf of the Company, solicited consents from eligible holders of the Existing Steelcase Notes (“Consents”) to adopt certain proposed amendments to the Indenture, dated as of August 7, 2006, between the Company and J.P. Morgan Trust Company, National Association, as trustee, governing the Existing Steelcase Notes, as amended and supplemented (the “Existing Steelcase Indenture”), and the Existing Steelcase Notes to eliminate certain covenants and restrictive provisions from the Existing Steelcase Indenture and the Existing Steelcase Notes (the “Proposed Amendments”). HNI received the Consents required to adopt the Proposed Amendments.

On October 9, 2025, the Company entered into a First Supplemental Indenture, dated as of October 9, 2025 (the “Supplemental Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association (the “Trustee”), to the Existing Steelcase Indenture, giving effect to the Proposed Amendments.

The Supplemental Indenture is effective and constitutes a binding agreement between the Company and the Trustee. However, the Proposed Amendments will not become operative until the settlement date for the Exchange Offer and the Consent Solicitation, which is expected to be within five business days after the expiration date of the Exchange Offer of 5:00 p.m., New York City time, on October 27, 2025, unless extended by HNI. The Company has been advised that, in the event that the consummation of the Acquisition is not anticipated to occur on or before such date, for any reason, HNI anticipates extending the expiration date until such time that the Acquisition may be consummated on or before the settlement date.

The Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of October 9, by and between Steelcase Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.

Date: October 10, 2025	By:	/s/ David C. Sylvester
	Name:	David C. Sylvester
	Title:	Senior Vice President, Chief Financial Officer

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